SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS

TOTAL RETURN CALCUALTION (STANDARDIZED)

The standardized rate represents fund performance for the most recent 1-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 1997 through December 31, 1997; the "5-year rate" is for the period January 1, 1993 through December 31, 1997; the "10-year rate" is for the period January 1, 1988 through December 31, 1997. "Since inception" figures assume the redemption on December 31, 1997 of values attributable to a $1,000 payment made on the date contributions were first received in the fund under the separate account.

The formula used in the computation of the total return calculation is as follows:

              Formula
                    P(1 + T) (n) = ERV

                    P        =      a hypothetical initial payment of $1,000
                    T        =      average annual total return
                    n        =      number of years
                    ERV      =      ending redeemable value at the end of 1,
                                    5, or 10 year periods (or a fractional
                                    portion thereof) of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods

The total returns reflect the deduction of all recurring charges during each period (e.g., mortality and expense risk charges, maintenance fees, administrative charges (if applicable) and deferred sales charges).

TOTAL RETURN CALCULATION (NON-STANDARDIZED)

The non-standardized rate represents fund performance for the most recent 1-year, 3-year, 5-year and 10-year periods. The "1-year rate" represents fund performance for the period January 1, 1997 through December 31, 1997; the "3-year rate" is for the period January 1, 1995 through December 31, 1997; the "5-year rate" is for the period January 1, 1993 through December 31, 1997; and the "10-year rate" is for the period January 1, 1988 through December 31, 1997.

The non-standardized figures will be calculated in a manner similar to the one discussed above for the standardized figures, except that non-standardized figures will not reflect the deduction of any applicable deferred sales charge (which would decrease the level of performance shown if reflected in these calculations), and the "since inception" figures assume the redemption on December 31, 1997 of values attributable to a $1,000 payment made on the inception dates of the funds.

For an illustration of the Computation of the Total Return Quotations, both Standardized and Non-Standardized, see attached.

------------------------------------------------------------------------------------------------------------
                                                    Maintenance                                  One Year
       Fund Name                                       Fee          As of Date      As of AUV   as of Date
------------------------------------------------------------------------------------------------------------
Federated American Leaders Fund II                      30          12/31/97         20.28723   12/31/96
------------------------------------------------------------------------------------------------------------
Federated Equity Income Fund II                         30          12/31/97        12.305409   02/28/97
------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II        30          12/31/97        11.882802   12/31/96
------------------------------------------------------------------------------------------------------------
Federated Growth Strategies Fund II                     30          12/31/97        15.777259   12/31/96
------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II                      30          12/31/97        14.724322   12/31/96
------------------------------------------------------------------------------------------------------------
Federated International Equity Fund II                  30          12/31/97        11.887511   12/31/96
------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II                           30          12/31/97        11.119024   12/31/96
------------------------------------------------------------------------------------------------------------
Federated Utility Fund II                               30          12/31/97        16.611043   12/31/96
------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------
   One Year         One Year     Five Year     Five Year  Five Year    Ten Year         Ten Year    Ten Year
  as of AUV          w/ DSC     as of Date     as of AUV   w/ DSC     as of Date        as of AUV    w/ DSC
-------------------------------------------------------------------------------------------------------------
 15.547578           22.64%      09/30/94                              09/30/94
-------------------------------------------------------------------------------------------------------------
                                 02/28/97                              02/28/97
-------------------------------------------------------------------------------------------------------------
 11.099349            0.62%      09/30/94                              09/30/94
-------------------------------------------------------------------------------------------------------------
 12.596299           17.72%      10/02/95                              10/02/95
-------------------------------------------------------------------------------------------------------------
 13.118818            5.49%      09/30/94                              09/30/94
-------------------------------------------------------------------------------------------------------------
 10.951879            2.01%      05/31/95                              05/31/95
-------------------------------------------------------------------------------------------------------------
 10.746775           (2.76%)     11/30/94                              11/30/94
-------------------------------------------------------------------------------------------------------------
  13.30343           17.35%      09/30/94                              09/30/94
-------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------
                                       Separate
 Inception    Inception      Inception  Account                  One Year  Three     Five Year  Ten Year
    Date         AUV          w/ DSC    Charge       Free Out      DSC    Year DSC     DSC        DSC
---------------------------------------------------------------------------------------------------------
  09/30/94        9.9987       23.76%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  02/28/97     10.561494        8.34%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  09/30/94      9.993809        4.55%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  11/30/95     10.288488       21.26%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  09/30/94      9.984514       11.93%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  05/31/95      9.999389        5.46%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  11/30/94     10.005649        2.45%    140           0.15        6.00%    4.00%      2.00%      0.00%
---------------------------------------------------------------------------------------------------------
  09/30/94      9.978018       16.30%    140           0.15        6.00%    4.00%      2.00%      0.00%
----------------------------------------------------------------------------------------------------------




-------------
  Inception
      DSC
-------------
      4.00%
-------------
      7.00%
-------------
      4.00%
-------------
      5.00%
-------------
      4.00%
-------------
      5.00%
-------------
      4.00%
-------------
      4.00%
-------------

-------------------------------------------------------------------------------------------------------------
                                                     Maintenance                                    One Year
      Fund Name                                         Fee           As of Date       As of AUV   as of Date
-------------------------------------------------------------------------------------------------------------
Federated American Leaders Fund II                       30           12/31/97         20.28723    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated Equity Income Fund II                          30           12/31/97        12.305409    01/02/97
-------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II         30           12/31/97        11.882802    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated Growth Strategies Fund II                      30           12/31/97        15.777259    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II                       30           12/31/97        14.724322    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated International Equity Fund II                   30           12/31/97        11.887511    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated Prime Money Fund II                            30           12/31/97        11.119024    12/31/96
-------------------------------------------------------------------------------------------------------------
Federated Utility Fund II                                30           12/31/97        16.611043    12/31/96
-------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
  One Year       One Year    Three Year         Three Year     Three Year    Five Year      Five Year   Five Year
 as of AUV       w/out DSC   as of Date         as of AUV       w/out DSC    as of Date     as of AUV   w/out DSC
-----------------------------------------------------------------------------------------------------------------
 15.547578        30.47%      12/30/94           9.836834         27.27%      02/10/94
-----------------------------------------------------------------------------------------------------------------
                              01/02/97                                        01/02/97
-----------------------------------------------------------------------------------------------------------------
 11.099349         7.04%      12/30/94           10.07309          5.65%      03/28/94
-----------------------------------------------------------------------------------------------------------------
 12.596299        25.24%                                                      10/02/95
-----------------------------------------------------------------------------------------------------------------
 13.118818        12.22%      12/30/94           9.805358         14.50%      03/01/94
-----------------------------------------------------------------------------------------------------------------
 10.951879         8.53%                                                      05/07/95
-----------------------------------------------------------------------------------------------------------------
 10.746775         3.45%      12/30/94          10.032208          3.47%      11/17/94
-----------------------------------------------------------------------------------------------------------------
  13.30343        24.85%      12/30/94           9.876361         18.91%      02/10/94
-----------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------
                                                                                      Separate
  Ten Year       Ten Year    Ten Year    Inception      Inception      Inception       Account
 as of Date     as of AUV   w/out DSC       Date            AUV        w/out DSC       Charge       Free Out
-------------------------------------------------------------------------------------------------------------
 02/10/94                                 02/10/94       10.029431        19.85%        140           0.15
-------------------------------------------------------------------------------------------------------------
 01/02/97                                 01/02/97              10        23.04%        140           0.15
-------------------------------------------------------------------------------------------------------------
 03/28/94                                 03/28/94        9.921704         4.89%        140           0.15
-------------------------------------------------------------------------------------------------------------
 10/02/95                                 10/02/95       10.011456        22.42%        140           0.15
-------------------------------------------------------------------------------------------------------------
 03/01/94                                 03/01/94       10.293537         9.77%        140           0.15
-------------------------------------------------------------------------------------------------------------
 05/07/95                                 05/07/95       10.000979         6.72%        140           0.15
-------------------------------------------------------------------------------------------------------------
 11/17/94                                 11/17/94        9.998777         3.44%        140           0.15
-------------------------------------------------------------------------------------------------------------
 02/10/94                                 02/10/94       10.346817        12.93%        140           0.15
-------------------------------------------------------------------------------------------------------------